Exhibit 99.1

Neal Goldner

Investor Relations

Marriott Vacations Worldwide Corporation

407.206.6149

Neal.Goldner@mvwc.com

Cameron Klaus

Global Communications

Marriott Vacations Worldwide Corporation

407.513.6606

Cameron.Klaus@mvwc.com

Marriott Vacations Worldwide Announces Offering of Convertible Senior Notes

ORLANDO, Fla. – December 5, 2022 – Marriott Vacations Worldwide Corporation (NYSE: VAC) (the “Company,” “we” or “our”) announced today that it intends to offer, subject to market and other conditions, $500 million in aggregate principal amount of convertible senior notes due 2027 (the “Notes”) in a private offering (the “Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also intends to grant to the initial purchasers of the Notes (the “Initial Purchasers”) an option to purchase up to an additional $75 million aggregate principal amount of the Notes for settlement within a 13-day period beginning on, and including, the initial closing date.

The Company expects to use the net proceeds from the Offering to pay the cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds to the Company from the warrant transactions described below). The Company expects to use the remainder of the net proceeds from the Offering to (i) redeem all of Marriot Ownership Resorts, Inc.’s outstanding 6.125% Senior Secured Notes due 2025 (the “2025 Secured Notes”) at a redemption price equal to 103.063% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the redemption date, (ii) repay a portion of the outstanding borrowings under its revolving credit facility, (iii) repurchase up to $55 million in value of its shares of common stock pursuant to its existing share repurchase program concurrently with the pricing of this offering in privately negotiated transactions effected through one or more of the Initial Purchasers and/or their respective affiliates, as agent and (iv) pay fees, premiums and expenses in connection with the foregoing. This press release does not constitute a notice of redemption with respect to the 2025 Secured Notes.

The Notes will be the Company’s senior unsecured obligations and guaranteed on a senior unsecured basis by Marriott Ownership Resorts, Inc. and each of the Company’s subsidiaries that guarantees the Company’s existing corporate credit facility and senior notes. The Company will satisfy any conversion elections by paying and/or delivering, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election. The interest rate, the initial conversion rate and the other terms of the Notes will be determined by negotiations between the Company and the Initial Purchasers of the Notes.

In connection with the pricing of the Notes, the Company expects to enter into privately negotiated convertible note hedge transactions with one or more of the Initial Purchasers, their respective affiliates and/or other financial institutions (the “hedge counterparties”). The convertible note hedge transactions will initially cover, subject to customary anti-dilution adjustments substantially similar to those applicable to the Notes, the same number of shares of the Company’s common stock that will initially underlie the Notes and are expected generally to reduce the potential dilution to the Company’s common stock and/or offset potential cash payments the Company is required to make in excess of the principal amount of converted Notes, in each case, upon any conversion of Notes. Concurrently with entry into the convertible note hedge transactions, the Company also expects to enter into warrant transactions with the hedge counterparties relating to the same number of shares of the Company’s common stock, subject to customary anti-dilution adjustments. These warrant transactions could separately have a dilutive effect on the Company’s common stock to the extent that the market price per share of the Company’s common stock exceeds the applicable strike price of the warrants on one or more of the applicable expiration dates.

If the Initial Purchasers exercise their option to purchase additional Notes, the Company may sell additional warrants and may use a portion of the proceeds from the sale of such additional Notes, together with the proceeds from the sale of additional warrants, to enter into additional convertible note hedge transactions.

In connection with establishing their initial hedges of the convertible note hedge and warrant transactions, the hedge counterparties (and/or their respective affiliates) have advised the Company that they expect to purchase shares of the Company’s common stock in secondary market transactions and/or enter into various derivative transactions with respect to the Company’s common stock concurrently with or shortly after the pricing of the Notes, including with certain investors in the Notes, and may unwind these derivative transactions and purchase shares of the Company’s common stock shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the Notes at that time.

In addition, the hedge counterparties (and/or their respective affiliates) may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock in secondary market transactions following the pricing of the Notes and prior to maturity of the Notes (and are likely to do so following conversion of the Notes, during any observation period related to a conversion of Notes or upon any repurchase or redemption of Notes). These hedging activities could have the effect of increasing (or reducing the size of any decrease in) the market price of the Company’s common stock or the Notes.

The concurrent repurchases of shares of the Company’s common stock described above may result in the common stock trading at prices that are higher than would be the case in the absence of such repurchases, which may result in a higher initial conversion price for the Notes being offered.

The offer and sale of the Notes and the common stock issuable upon conversion, if any, have not been registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to buy, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

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About Marriott Vacations Worldwide Corporation

Marriott Vacations Worldwide Corporation (NYSE: VAC) is a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products and services. The Company has over 120 vacation ownership resorts and approximately 700,000 owner families in a diverse portfolio that includes some of the most iconic vacation ownership brands. The Company also operates exchange networks and membership programs comprised of nearly 3,200 affiliated resorts in over 90 countries and territories, and provides management services to other resorts and lodging properties. As a leader and innovator in the vacation industry, the Company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International, Inc. and Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services.

Forward-Looking Statements

Information included in this communication, and information which may be contained in other filings with the Securities and Exchange Commission (the “SEC”) and press releases or other public statements, contains or may contain “forward-looking” statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases. These forward-looking statements include, among other things, statements of plans, objectives, expectations (financial or otherwise) or intentions.

Forward-looking statements include, among other things, the information concerning: the completion of this offering and the related transactions; our possible or assumed future results of operations; business strategies; financing plans; competitive position; potential growth opportunities; potential operating performance improvements; the effects of competition; and the ongoing effect of the COVID-19 pandemic and actions we or others may take in response to the COVID-19 pandemic. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements in this communication. We do not have any intention or obligation to update forward-looking statements after the date of this communication, except as required by law. We caution you that these statements are not guarantees of future performance and are subject to numerous and evolving risks and uncertainties that we may not be able to predict or assess, such as: the continuing effects of the COVID-19 pandemic or future health crises, including quarantines or other government-imposed travel or health-related restrictions; the length and severity of the COVID-19 pandemic or future health crises, including short and longer-term impact on consumer confidence and demand for travel, and the pace of recovery following the COVID-19 pandemic or future health crises, or as effective treatments or vaccines against variants of the COVID-19 pandemic or future health crises become widely available; variations in demand for vacation ownership and exchange products and services; worker absenteeism; price inflation; global supply chain disruptions; volatility in the international and national economy and credit markets, including as a result of the COVID-19 pandemic or future health crises, and the ongoing conflict between Russia and Ukraine and related sanctions and other measures; our ability to attract and retain our global workforce; competitive conditions; the availability of capital to finance growth; the impact of rising interest rates; the effects of steps we have taken and may continue to take to reduce operating costs and/or enhance health and cleanliness protocols at our resorts due to the COVID-19 pandemic or future health crises; political or social strife, and other matters disclosed under the heading “Risk Factors” contained in the Company’s most recent Annual Report on Form 10-K filed with the SEC and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release. These statements are made as of the date of issuance and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.